  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 12, 1998

                                                 REGISTRATION NO. 333-46933
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                            V.I. TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

         DELAWARE                     2836                    11-3238476
     (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER
       JURISDICTION       CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
   OF INCORPORATION OR
      ORGANIZATION)

                                155 DURYEA ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 752-7314
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  JOHN R. BARR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            V.I. TECHNOLOGIES, INC.
                                155 DURYEA ROAD
                            MELVILLE, NEW YORK 11747
                                 (516) 752-7314
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                   COPIES TO:

        WILLIAM T. WHELAN, ESQ.               ALAN L. JAKIMO, ESQ.
       MARC A. RUBENSTEIN, ESQ.                 BROWN & WOOD LLP
          PALMER & DODGE LLP                 ONE WORLD TRADE CENTER
           ONE BEACON STREET              NEW YORK, NEW YORK 10048-0557
      BOSTON, MASSACHUSETTS 02108                (212) 839-5300
            (617) 573-0100

                                --------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                                --------------

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     This Amendment is filed solely to amend the exhibit list and to file additional exhibits.

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

 Item 13. Other Expenses of Issuance and Distribution

  The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, expected to be incurred by the Company in connection with the issuance and distribution of the Common Stock being registered under this registration statement.

   SEC Registration Fee                $ 15,267
   Nasdaq National Market Listing Fee    50,000
   NASD Filing Fee and Expenses           5,675
   Blue Sky Fees and Expenses             2,500
   Printing and Engraving Expenses      100,000
   Accounting Fees and Expenses         150,000
   Legal Fees and Expenses              430,000
   Transfer Agent and Registrar Fees      2,000
   Miscellaneous                         94,558
                                       --------
       Total                           $850,000
                                       ========

 Item 14. Indemnification of Directors and Officers

  Article NINTH of the Company's Restated Certificate of Incorporation provides that directors of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derives an improper personal benefit.

  Article TENTH of the Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in Article TENTH is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons. Article TENTH further permits the board of directors to authorize the grant of indemnification rights to other employees and agents of the Company and such rights may be equivalent to, or greater or less than, those set forth in Article TENTH.

  Section 102(b)(7) of the General Corporation law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to the corporation except to the extent indemnification is approved by a court.

  Pursuant to Section 145 of the General Corporation Law of the State of Delaware and the By-laws of the Company, the Company maintains directors' and officers' liability insurance for its executive officers and directors against certain liabilities they may incur in their capacity as such.

  The Company has entered into agreements with all of its directors and executive officers affirming the Company's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

 Item 15. Recent Sales of Unregistered Securities

  (a) Since the beginning of 1995, the Registrant has sold and issued the following unregistered securities:

    In September 1995 the Registrant issued 2,683,363 shares (adjusted to reflect a dividend of 26,833 shares for every outstanding share of Common Stock declared in October 1995) to the NYBC in connection with the transfer of title to real property, building and fixtures used in the NYBC's plasma fractionation business and certain other specified tangible and intangible assets.

    In October 1995 the Registrant issued a warrant to purchase 715,563 shares of Common Stock to the NYBC exercisable at $2.80 per share in connection with a recapitalization of the Company. In September 1996 the NYBC exercised this warrant.

    In October 1995, the Registrant issued 1,788,908 shares of Common Stock at a purchase price of $2.80 per share to certain purchasers affiliated with Ampersand Specialty Materials and Chemicals III Limited Partnership.

    In connection with this financing the Registrant also issued a warrant to purchase 715,563 shares of Common Stock to Ampersand exercisable at $2.80 per share. In September 1996 Ampersand exercised this warrant.

    In June 1996, the Registrant issued 126,386 shares of Common Stock to certain purchasers affiliated with Ampersand Specialty Materials and Chemicals III Limited Partnership in consideration of the provision of an irrevocable standby letter of credit to secure a $5,000,000 loan from Chemical Bank.

    In June 1996, the Registrant issued 3,577 shares of Common Stock to CB Capital Investors, L.P. as part of an upfront fee in connection with the loan from Chemical Bank.

    In June 1996 a warrant to purchase 3,577 shares of Common Stock at $2.80 per share was issued to the Trustees of Columbia University ("TCU") in connection with the Company entering into a lease with TCU for its facility at Audubon Center.

    In April 1997, the Registrant sold 1,797,893 shares of Common Stock at a purchase price of $2.98 per share to CB Capital Investors, L.P. and in connection therewith issued a contingent stock purchase warrant to CB Capital Investors, L.P. to purchase up to 1% of the fully diluted equity of the Registrant for every $1,000,000 in subsequent private equity capital raised, subject to a cap of 5%, for a purchase price of $.028 per share.

    In April 1997 the Registrant issued a warrant to purchase 32,361 shares of Common Stock to Bear, Stearns & Co. Inc. exercisable at $.028 per share for services as a private placement agent in connection with the April 1997 financing.

    In January 1998, the Registrant issued 35,778 shares of Common Stock to the NYBC in consideration of the forgiveness of an obligation to pay $300,000 in royalty payments.

    In February 1998, the Registrant sold 477,042 shares of Common Stock for an aggregate purchase price of $4.0 million to Pall. In addition, Pall has agreed to invest $5.0 million in Common Stock concurrently with the Closing of this offering at a price per share equal to the price for which shares of Common Stock are sold in this offering, less underwriters' discounts and commissions.

    Since its inception the Registrant has issued options to purchase an aggregate of 1,698,880 shares of Common Stock under the 1998 Equity Incentive Plan, exercisable at a weighted average exercise price of $6.51 per share. Options for 146,511 shares have been exercised to date.

  (b) No underwriter was engaged in connection with the foregoing issuance of securities except that Bear, Stearns served as a private placement agent in connection with the April 1997 sale of shares to CB Capital Investors, L.P. The above described issuances of Common Stock were made in reliance upon
Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), as transactions not involving any public offering, and Rule 701 promulgated thereunder. The Company has reason to believe that all of the foregoing purchasers were familiar with or had access to information concerning the operations and financial conditions of the Company, and all of those individuals were acquiring the shares for investment and not with a view to the distribution thereof. At the time of issuance, all of the foregoing shares of Common Stock were deemed to be restricted securities for purposes of the Securities Act and the certificates representing such securities bore legends to that effect.

 Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

  1.1*   Form of Underwriting Agreement.
  3.1**  Certificate of Incorporation of Melville Biologics, Inc. (the
         "Company"), dated December 31, 1992.
  3.2**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated October 26, 1995.
  3.3**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated June 12, 1996.
  3.4**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated August 26, 1996.
  3.5**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated April 29, 1997.
  3.6**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated February 18, 1998.
  3.7**  Certificate of Amendment of Certificate of Incorporation of the
         Company, dated February 24, 1998.
  3.8**  Form of Restated Certificate of Incorporation of Company, as proposed to be amended and restated.
  3.9**  By-Laws of the Company, dated November 25, 1994, as amended on
         December 12, 1997.
  3.10** Form of Amended and Restated By-laws of Company, as proposed to be amended and restated.
  4.1*   Specimen of Common Stock Certificate.
  4.2**  Stock Warrant between the Company and Bear, Stearns & Co. Inc., dated
         April 29, 1997.
  4.3**  Warrant to Purchase Common Stock between the Company and the Trustees of Columbia University in the City of New York, dated June 21, 1996.
  4.4**  Contingent Stock Subscription Warrant between the Company and CB
         Capital Investors, Inc., dated April 29, 1997.
  5.1**  Opinion of Palmer & Dodge LLP.

  (a) Exhibits

 10.1**  1998 Equity Incentive Plan.
 10.2**  1998 Director Stock Option Plan.
 10.3**  1998 Employee Stock Purchase Plan.
 10.4+   Non-Exclusive License Agreement (#1) for Solvent Detergent Treated
         Blood Derived Therapeutic Products between the Company and the New
         York Blood Center, Inc., dated September 21, 1995.
 10.5+   Non-Exclusive License Agreement (#2) for UV Treated Blood Derived
         Therapeutic Products between the Company and the New York Blood
         Center, Inc., dated September 21, 1995.
 10.6+   Exclusive License Agreement (#3) for Virally Inactivated Transfusion
         Plasma Products between the Company and the New York Blood Center,
         Inc., dated September 21, 1995, as amended on December 31, 1996 and
         July 1, 1997.
 10.7+   Exclusive License Agreement (#4) for Virally Inactivated Fibrin
         Sealant/Thrombin Products between the Company and the New York Blood
         Center, Inc., dated September 21, 1995, as amended on September 27,
         1996 and January 1, 1998.
 10.8+   Exclusive License Agreement (#5) for Virally Inactivated Cellular
         Products between the Company and the New York Blood Center, Inc., dated September 21, 1995, as amended on February 16, 1998.
 10.9    Omnibus Agreement between the Company and the New York Blood Center,
         Inc., dated October 26, 1995.
 10.10+  Exclusive Distribution Agreement between the Company and United States
         Surgical Corporation, dated September 11, 1996, as amended on October
         3, 1996.
 10.11+  First Amended and Restated Agreement for Custom Processing between the
         Company and Bayer Corporation, dated January 24, 1996.
 10.12+ Modification Agreement between the Company and Bayer Corporation, dated December 22, 1997.
 10.13+ Supply, Manufacturing and Distribution Collaboration Agreement between the Company and the American National Red Cross, dated December 15,
         1997.
 10.14+  Amended and Restated Collaboration Agreement among the Company, the
         American National Red Cross and the New York Blood Center, Inc., dated
         December 15, 1997.
 10.15+  Joint Development, Marketing and Distribution Agreement between the
         Company and Pall Corporation, dated February 19, 1998.
 10.16+ Stock Purchase Agreement between Pall Corporation and the Company, dated February 19, 1998.
 10.17 Registration Rights Agreement between the Company and the Investors named therein, dated February 19, 1998.
 10.18   Facility Lease Agreement between the Company and Suffolk County
         Industrial Development Agency, dated February 15, 1995.
 10.19   Lease Agreement between the Company and Bayer Corporation, dated
         February 7, 1995.
 10.20   Sublease Agreement between the Company and Bayer Corporation, dated
         February 7, 1995.
 10.21   Security Agreement between the Company and Bayer Corporation, dated
         December 22, 1997.
 10.22 Lease between the Company and the Trustees of Columbia University in the City of New York, dated June 21, 1996.
 10.23+  Settlement Agreement between the Company and Bayer Corporation, dated
         July 1, 1997.
 10.24** Letter Agreement between the Company and Thomas R. Ostermueller, dated
         November 7, 1997.
 10.25** Memorandum from John Barr to Joanne Leonard, dated December 23, 1997.
 10.26** Employment Agreement between the Company and Bernard Horowitz, dated
         January 15, 1998.
 10.27** Letter Agreement between the Company and John R. Barr, dated November
         10, 1997.
 10.28** Memorandum from Rick Charpie to the Company's Vice Presidents, dated
         October 28, 1997.
 10.29 Credit Agreement between the Company and The Chase Manhattan Bank, dated December 22, 1997.
 10.30   Intercreditor Agreement among the Company, Bayer Corporation and The
         Chase Manhattan Bank, dated December 22, 1997.

  (a) Exhibits

 10.31   Mortgage and Security Agreement among the Company, Suffolk County
         Industrial Development Agency and The Chase Manhattan Bank, dated
         December 22, 1997.
 10.32   Guaranty and Collateral Agreement between the Company and The Chase
         Manhattan Bank, dated December 22, 1997.
 10.33   Mortgage, Security Agreement and Fixture Filing among the Company,
         Suffolk County Industrial Development Agency and Bayer Corporation, dated February 15, 1995, as amended December 22, 1997.
 10.34** Form of Indemnification Agreement.
 23.1**  Consent of Palmer & Dodge LLP (to be included in Exhibit 5.1).
 23.2**  Consent of Amster Rothstein & Ebenstein.
 23.3**  Consent of KPMG Peat Marwick LLP.
 24.1**  Power of Attorney (included in signature page hereto).
 24.2**  Certified resolutions of the Company authorizing power of attorney.
 27.1**  Financial Data Schedule.

--------
*  To be filed by amendment.

** Previously filed.
+ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act.

  (b) Financial Statement Schedules

  All schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

 Item 17. Undertakings

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement (filed herewith as Exhibit 1.1) certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment No. 1 to its Registration Statement (File No. 333-46933) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on March 12, 1998.

                                          V.I. TECHNOLOGIES, INC.

                                                    * JOHN R. BARR
                                          By:__________________________________
                                                       JOHN R. BARR
                                               PRESIDENT AND CHIEF EXECUTIVE
                                                          OFFICER

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to its Registration Statement (File No. 333-46933) has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE
                                                                     DATE

           * JOHN R. BARR            President, Chief           March 12, 1998
---------------------------------     Executive Officer and
            JOHN R. BARR              Director (Principal
                                      Executive Officer)

        /s/ JOANNE M. LEONARD        Vice President, Chief      March 12, 1998
---------------------------------     Financial Officer and
          JOANNE M. LEONARD           Treasurer (Principal
                                      Financial Officer and
                                      Principal Accounting
                                      Officer)

           * DAVID TENDLER           Director                   March 12, 1998
---------------------------------
            DAVID TENDLER

        * RICHARD A. CHARPIE         Director                   March 12, 1998
---------------------------------
         RICHARD A. CHARPIE

       * JEREMY HAYWARD-SURRY        Director                   March 12, 1998
---------------------------------
        JEREMY HAYWARD-SURRY

      * BERNARD HOROWITZ, PH.D.      Director                   March 12, 1998
---------------------------------
       BERNARD HOROWITZ, PH.D.

           * IRWIN LERNER            Director                   March 12, 1998
---------------------------------
            IRWIN LERNER

          * PETER D. PARKER          Director                   March 12, 1998
---------------------------------
           PETER D. PARKER

    * DAMION E. WICKER, M.D.         Director                   March 12, 1998
---------------------------------
       DAMION E. WICKER, M.D.

        /s/ JOANNE M. LEONARD
*By:_________________________________
          JOANNE M. LEONARD
          ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

 (a) Exhibits                                                          PAGE NO.
 ------------                                                          --------
  1.1*        Form of Underwriting Agreement.
  3.1**       Certificate of Incorporation of Melville Biologics,
              Inc. (the "Company"), dated December 31, 1992.
  3.2**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated October 26, 1995.
  3.3**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated June 12, 1996.
  3.4**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated August 26, 1996.
  3.5**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated April 29, 1997.
  3.6**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated February 18, 1998.
  3.7**       Certificate of Amendment of Certificate of
              Incorporation of the Company, dated February 24, 1998.
  3.8**       Form of Restated Certificate of Incorporation of
              Company, as proposed to be amended and restated.
  3.9**       By-Laws of the Company, dated November 25, 1994, as
              amended on December 12, 1997.
  3.10**      Form of Amended and Restated By-laws of Company, as
              proposed to be amended and restated.
  4.1*        Specimen of Common Stock Certificate.
  4.2**       Stock Warrant between the Company and Bear, Stearns &
              Co. Inc., dated April 29, 1997.
  4.3**       Warrant to Purchase Common Stock between the Company
              and the Trustees of Columbia University in the City of
              New York, dated June 21, 1996.
  4.4**       Contingent Stock Subscription Warrant between the
              Company and CB Capital Investors, Inc., dated April
              29, 1997.
  5.1**       Opinion of Palmer & Dodge LLP.
 10.1**       1998 Equity Incentive Plan.
 10.2**       1998 Director Stock Option Plan.
 10.3**       1998 Employee Stock Purchase Plan.
 10.4+        Non-Exclusive License Agreement (#1) for Solvent
              Detergent Treated Blood Derived Therapeutic Products
              between the Company and the New York Blood Center,
              Inc., dated September 21, 1995.
 10.5+        Non-Exclusive License Agreement (#2) for UV Treated
              Blood Derived Therapeutic Products between the Company
              and the New York Blood Center, Inc., dated September
              21, 1995.
 10.6+        Exclusive License Agreement (#3) for Virally
              Inactivated Transfusion Plasma Products between the
              Company and the New York Blood Center, Inc., dated
              September 21, 1995, as amended on December 31, 1996
              and July 1, 1997.
 10.7+        Exclusive License Agreement (#4) for Virally
              Inactivated Fibrin Sealant/Thrombin Products between
              the Company and the New York Blood Center, Inc., dated
              September 21, 1995, as amended on September 27, 1996
              and January 1, 1998.
 10.8+        Exclusive License Agreement (#5) for Virally
              Inactivated Cellular Products between the Company and
              the New York Blood Center, Inc., dated September 21,
              1995, as amended on February 16, 1998.
 10.9         Omnibus Agreement between the Company and the New York
              Blood Center, Inc., dated October 26, 1995.
 10.10+       Exclusive Distribution Agreement between the Company
              and United States Surgical Corporation, dated
              September 11, 1996, as amended on October 3, 1996.
 10.11+       First Amended and Restated Agreement for Custom
              Processing between the Company and Bayer Corporation,
              dated January 24, 1996.
 10.12+       Modification Agreement between the Company and Bayer
              Corporation, dated December 22, 1997.
 10.13+       Supply, Manufacturing and Distribution Collaboration
              Agreement between the Company and the American
              National Red Cross, dated December 15, 1997.
 10.14+       Amended and Restated Collaboration Agreement among the
              Company, the American National Red Cross and the New
              York Blood Center, Inc., dated December 15, 1997.
 10.15+       Joint Development, Marketing and Distribution
              Agreement between the Company and Pall Corporation,
              dated February 19, 1998.
 10.16+       Stock Purchase Agreement between Pall Corporation and
              the Company, dated February 19, 1998.
 10.17        Registration Rights Agreement between the Company and
              the Investors named therein, dated February 19, 1998.

                                                                       PAGE NO.
                                                                       --------
 10.18   Facility Lease Agreement between the Company and Suffolk
         County Industrial Development Agency, dated February 15,
         1995.
 10.19   Lease Agreement between the Company and Bayer Corporation, dated February 7, 1995.
 10.20   Sublease Agreement between the Company and Bayer
         Corporation, dated February 7, 1995.
 10.21   Security Agreement between the Company and Bayer
         Corporation, dated December 22, 1997.
 10.22   Lease between the Company and the Trustees of Columbia
         University in the City of New York, dated June 21, 1996.
 10.23+  Settlement Agreement between the Company and Bayer
         Corporation, dated July 1, 1997.
 10.24** Letter Agreement between the Company and Thomas R.
         Ostermueller, dated November 7, 1997.
 10.25** Memorandum from John Barr to Joanne Leonard, dated December
         23, 1997.
 10.26** Employment Agreement between the Company and Bernard
         Horowitz, dated January 15, 1998.
 10.27** Letter Agreement between the Company and John R. Barr, dated November 10, 1997.
 10.28** Memorandum from Rick Charpie to the Company's Vice
         Presidents, dated October 28, 1997.
 10.29   Credit Agreement between the Company and The Chase
         Manhattan Bank, dated December 22, 1997.
 10.30   Intercreditor Agreement among the Company, Bayer
         Corporation and The Chase Manhattan Bank, dated December
         22, 1997.
 10.31   Mortgage and Security Agreement among the Company, Suffolk
         County Industrial Development Agency and The Chase
         Manhattan Bank, dated December 22, 1997.
 10.32   Guaranty and Collateral Agreement between the Company and
         The Chase Manhattan Bank, dated December 22, 1997.
 10.33   Mortgage, Security Agreement and Fixture Filing among the
         Company, Suffolk County Industrial Development Agency and
         Bayer Corporation, dated February 15, 1995, as amended
         December 22, 1997.
 10.34** Form of Indemnification Agreement.
 23.1**  Consent of Palmer & Dodge LLP (to be included in Exhibit
         5.1).
 23.2**  Consent of Amster Rothstein & Ebenstein.
 23.3**  Consent of KPMG Peat Marwick LLP.
 24.1**  Power of Attorney (included in signature page hereto).
 24.2**  Certified resolutions of the Company authorizing power of attorney.
 27.1**  Financial Data Schedule.

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*  To be filed by amendment.

** Previously filed.
+ Certain confidential material contained in the document has been omitted and filed separately with the Securities and Exchange
   Commission pursuant to Rule 406 of the Securities Act.